UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2010

Interplay Entertainment Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24363 (Commission file number)	33-0102707 (I.R.S. Employer Identification No.)

12301 Wilshire Boulevard, Los Angeles, CA 90025
(Address of principal executive offices)

(Registrant's telephone number, including area code):  (310) 979-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGEEMENT

The disclosure under Item 3.02 below is incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

On March 17, 2010 the Company sold to Dotcorp Asset Management eleven million six hundred twenty five thousand (11,625,000) shares of Common Stock of the Company (including four million six hundred thousand (4,600,000) existing shares previously held by Interplay as treasury stock) and issued a warrant to purchase 7,500,000 shares of Common Stock of the Company for a total consideration of $982,650.  The warrant has a term of four years, an exercise price of $0.10, is immediately exercisable, and was issued in accordance with the terms of the Form of Warrant Agreement filed as Exhibit 10.07 to the Company's Form 10-Q for the period ended March 31, 2008.

Such shares and warrant were issued, and any underlying shares of Common Stock would be issued, in a private placement exempt from registration pursuant to section 4(2) of the Securities Act of 1933.  The offering and sale of the shares of common stock were made in a private sale without any general solicitation or advertising and exclusively to an "accredited investor" as defined in SEC Rule 501.

Proceeds of the sale will be used to fund operations, including game development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interplay Entertainment Corporation (Registrant)
DATE: March 17, 2010	By: /s/ Herve Caen Herve Caen Chief Executive Officer and Interim Chief Financial Officer